ASSIGNMENT OF ROYALTY AGREEMENT

THIS ASSIGNMENT OF ROYALTY AGREEMENT dated March 12 , 2014, is entered into by and among Rapid Fire Marketing, Inc., (“ASSIGNEE”), Frozen Food Gift Group, Inc., (“ASSIGNOR”) and Global Specialty Products, Inc., (“GSPI”)

WHEREAS:

A.           GSPI and Assignor entered into a Royalty Agreement dated as of October 1, 2013 (“Contract”).

B.           The Assignee wishes to purchase, and the Assignor wishes to grant, assign, transfer and set over unto the Assignee his entire right, title and interest in and to the Contract upon the terms and conditions contained in this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained and the sum of 10,000 ($10,000) Dollars now paid by the Assignee to the Assignor in restricted common stock and for other good and valuable consideration, the receipt of which are acknowledged, and subject to the terms and conditions hereinafter set out, the parties agree as follows:

1.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ASSIGNOR

1.1           The Assignor represents, warrants and covenants to the Assignee that:

(a)           the above premises are true and complete, that the Contract is in full force and the Assignor is not in breach, and that GSPI has been given notice of this Assignment by the Assignor;

(b)          the Assignor now has a good right, full power and absolute authority to assign its right, title and interest in and to the Contract in the manner set out in Article 2 hereof according to the true intent and meaning of this assignment.

1.2           The representations, warranties and covenants contained in Section 1.1 arc provided for the exclusive benefit of the Assignee and a breach of any one or more thereof may be waived by the Assignee in whole or in part at any time without prejudice to its rights in respect to any other breach of the same or any other representation or warranty or covenant. Any representations, warranties and covenants contained in Article I will survive the signing of this agreement.

2.            ASSIGNMENT OF THE CONTRACT

2.1           The Assignor grants, assigns, transfers and sets over unto the Assignee his entire right, title and interest in and to the Contract, including, without limitation, all rights, benefits and advantages of the Assignor to be derived therefrom and all burdens, obligations and liabilities to be derived thereunder, in consideration of the premises and the consideration set out in the preamble.

2.2           Assignor and GSPI waive any and all restrictions to this assignment of the Contract that might arise from paragraph 11 of the Contract.

2.3           In consideration of the assignment of the Contract, the Assignee agrees to be bound by all of the terms of the Contract on Assignor’s part to be performed, and both Assignee and GSPI agree to hold the Assignor harmless from any liabilities, costs or fees whatsoever in connection with the Contract.

3              CONSENT OF GSPI

3.1          The GSPI agrees and consents to the assignment of the Assignor’s interest in the Contract to the Assignee pursuant to the terms and conditions of this assignment.

3.2          The GSPI represents, warrants and covenants to the Assignee that the Contract is in full force and that neither GSPI nor the Assignor is in breach.

4.             COUNTERPART

4.1   This agreement may be signed in one or more counterparts, each of which when so signed will be deemed an original, and such counterparts together will constitute one in the same instrument.

IN WITNESS WHEREOF this assignment was signed by the parties hereto as of the day and year first above written.

Rapid Fire Marketing, Inc., ( “ASSIGNEE”)

By:	/s/ Thomas Allinder
Thomas Allinder, CEO

Frozen Food Gift. Group. Inc., (“ASSIGNOR”)

By:	/s/ Jonathan Irwin
Jonathan Irwin, CEO

Global Specialty Products, Inc., (“GSPI”)

By:	/s/ Steve Young
Steve Young, CEO